UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

CRITICAL PATH, INC.

(Exact name of registrant as specified in its charter)

California	91-1788300
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Critical Path, Inc.

42-47 Lower Mount Street

Dublin 2, Ireland

(415) 541-2500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s Principal Executive Offices)

Mike Plumleigh

Vice President and General Counsel

42-47 Lower Mount Street

Dublin 2, Ireland

(415) 541-2500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Gregg Vignos, Esq.

Paul, Hastings, Janofsky & Walker LLP

55 Second Street

San Francisco, CA 94105

(415) 856-7000

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF UNSOLD SECURITIES

On May 5, 2000, Critical Path, Inc. filed a registration statement on Form S-3 (File No. 333-36382) (as amended, the “Form S-3”) which registered 2,697,650 shares of its common stock for resale by certain of the Company’s shareholders from time to time. The Form S-3 was declared effective by the Commission on May 22, 2000.

This Post-Effective Amendment No. 1 to the Form S-3 deregisters all of the shares of common stock that remain unsold hereunder as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 18, 2008.

CRITICAL PATH, INC.

By	/S/ MARK E. PALOMBA
Name:	Mark E. Palomba
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MARK E. PALOMBA	Chief Executive Officer (Principal Executive Officer); Director	March 18, 2008
Mark E. Palomba

/S/ JAMES A. CLARK	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	March 18, 2008
James A. Clark

/S/ MARK J. FERRER	Director	March 11, 2008
Mark J. Ferrer

/S/ MARIO BOBBA	Director	March 18, 2008
Mario Bobba

/S/ ROSS M. DOVE	Director	March 11, 2008
Ross M. Dove

/S/ FROST R. R. PRIOLEAU	Director	March 8, 2008
Frost R. R. Prioleau

/S/ MICHAEL J. SHANNAHAN	Director	March 18, 2008
Michael J. Shannahan

Director
Gerald Ma

/S/ TOM TINSLEY	Director	March 18, 2008
Tom Tinsley